UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):April 2, 2007

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Certain Officers.
Retirement of Mr. L. Clark Wood
     Mr. L. Clark Wood is retiring from the position of President of Manufacturing Operations of The Greenbrier Companies, Inc. (the “Company”) and Chief Executive Officer of Gunderson LLC, effective April 30, 2007.
(e) Compensatory Arrangements of Certain Officers.
Restricted Stock Grants
     On April 3, 2007, the Company approved the grants, to be effective April 4, 2007, of an aggregate of 187,500 shares of the Company’s common stock to certain officers and employees of the Company as restricted stock awards under the Company’s 2005 Stock Incentive Plan. The restricted stock awards vest annually for periods of up to five years. Restricted stock awards were granted to certain officers and employees of the Company, including those listed below:

Number of Shares of Restricted
Name	Stock Granted

Robin Bisson	10,000
Mark Rittenbaum	10,000
Consulting Agreement with Mr. Wood
     In connection with Mr. Wood’s retirement, on April 2, 2007, the Compensation Committee of the Board of Directors of the Company authorized entry into a consulting agreement between the Company and Mr. Wood effective May 1, 2007.
     The consulting agreement provides that we will pay Mr. Wood $7,500 per month for up to 40 hours of consulting services per month. In addition, if Mr. Wood works in excess of 40 hours per month at the request of the Company, we will pay Mr. Wood an additional consulting fee in an amount to be agreed upon. We will continue to pay Mr. Wood’s group health premiums during the term of the agreement. Mr. Wood has agreed to comply with certain noncompetition and nonsolicitation covenants for the term of the consulting agreement and for a period of two years thereafter.
     The term of the agreement begins on May 1, 2007 and will be automatically extended and renewed on May 1, 2008 and each successive anniversary of that date unless either Mr. Wood or the Company gives the other party written notice of non-renewal not less than 30 days prior to the anniversary date.

Annuity Contract for Mr. Wood
     On April 2, 2007, the Compensation Committee also approved the Company’s purchase for Mr. Wood’s benefit of an annuity contract that provides a monthly benefit in the amount of $970.00 for the period of 180 months beginning June 2007. In addition, we will pay Mr. Wood the amount of $121,276.87 at the time of the Company’s next regular payroll following the date of the annuity purchase.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: April 5, 2007	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer